UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2016

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Zillow Group, Inc. (the “Company”) today issued a press release announcing its financial results for the fiscal quarter ended June 30, 2016. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) The Audit Committee of the Board of Directors (the “Audit Committee”) of the Company conducted a comprehensive, competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017. As a result of this process, on August 3, 2016, the Audit Committee approved the dismissal of Ernst & Young LLP (“EY”). The dismissal of EY will become effective upon issuance by EY of its reports on the Company’s consolidated financial statements as of and for the year ending December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016 to be included in the filing of the related Annual Report on Form 10-K. Upon the completion of EY’s services, the Company will file an amendment to this Current Report on Form 8-K with the specific date of the dismissal and an update to the disclosures required by Item 304(a) of Regulation S-K through that date.

The reports of EY on the Company’s consolidated financial statements for the years ended December 31, 2014 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2014 and 2015 and during the subsequent interim periods through the date of this report, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in connection with EY’s report on the Company’s consolidated financial statements for such fiscal years. During the fiscal years ended December 31, 2014 and 2015 and during the subsequent interim periods through the date of this report, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided EY with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that EY provide the Company with a letter addressed to the SEC stating whether EY agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of that letter, dated August 4, 2016, furnished by EY in response to that request, is filed as Exhibit 16.1 to this report.

(b) On August 3, 2016, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017. During the two most recent fiscal years ended December 31, 2014 and 2015 and during the subsequent interim periods through the date of this report, neither the Company nor anyone acting on its behalf has consulted with Deloitte regarding:

(i)	The application of accounting principles to a specified transaction, either completed or proposed, or

(ii)	The type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

(iii)	Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter of Ernst & Young LLP, dated August 4, 2016.

99.1	Press release dated August 4, 2016 entitled “Zillow Group Reports Second Quarter 2016 Results” issued by Zillow Group, Inc. on August 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2016	ZILLOW GROUP, INC.

	By:	/s/ SPENCER M. RASCOFF
Name: Spencer M. Rascoff
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Ernst & Young LLP, dated August 4, 2016.

99.1	Press release dated August 4, 2016 entitled “Zillow Group Reports Second Quarter 2016 Results” issued by Zillow Group, Inc. on August 4, 2016.